AMENDED AND RESTATED BY-LAWS

OF

MGT CAPITAL INVESTMENTS, INC.

(Adopted by the Board of Directors on June 6, 2014)

ARTICLE I

Offices

Section 1.          Registered Office. The location of the Corporation’s registered office shall be within the State of Delaware and the name of the registered agent of the Corporation at such office and the post office address to which the Secretary of State of the State of Delaware shall mail a copy of process in any action or proceeding against the Corporation that may be served upon him, shall be in each case as stated in the Certificate of Incorporation.

Section 2.          Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.          Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held within six months following the close of each fiscal year of the Corporation, or on such other date as may be fixed from time to time by resolution of the Board of Directors, and at such place within or without the State of Delaware, and time, as shall be designated by the Board of Directors.

Section 2.          Special Meeting.

(a)          Special meetings of the stockholders, for any purpose or purposes, may be called at any time by (i) the Chairman of the Board of Directors, (ii) the President of the Corporation or (iii) the Secretary of the Corporation at the request in writing of either (A) the majority of the Board of Directors or (B) one or more record holders of an aggregate of more than fifty percent (50%) of the total number of shares of stock of the Corporation issued and outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting (the "Requisite Percentage"). A stockholder request for a special meeting (a "Special Meeting Request") shall be directed to the Secretary of the Corporation and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting (each, a "Requesting Stockholder") and shall be accompanied by a notice setting forth (1) the information required by Section 11 of this Article II as to any nominations proposed to be made or any other business proposed to be conducted at such special meeting and as to such Requesting Stockholders; (2) a statement of the specific purpose or purposes of the special meeting; (3) an acknowledgement by the Requesting Stockholders and the beneficial owner (as defined in Rule l3d-3 under the Securities Exchange Act of 1934, as amended (the “Act”)) (the "Beneficial Owner"), if any, on whose behalf the Special Meeting Request(s) are being made that a disposition of shares of the Corporation's capital stock owned of record or beneficially as of the date on which the Special Meeting Request(s) in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request(s) with respect to such disposed shares; (4) the completed written questionnaires and written representations and agreements required by Section 11(c)(ii) of this Article II from any nominee for election as a director of the Corporation, as applicable; and (5) documentary evidence that the Requesting Stockholder(s) own the Requisite Percentage of as of the date of such Special Meeting Request.

(b)          In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors) and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within thirty (30) days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary, and if, following any revocation (including any deemed revocation pursuant to Section 2(a)(3) of this Article II), the un-revoked Special Meeting Requests are from stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its sole discretion, may cancel the special meeting.

(c)          Special meetings shall be held on such date and at such time and place within or without the State of Delaware as may be designated by the Board of Directors; PROVIDED, HOWEVER, that the date of any special meeting shall not be more than sixty (60) days after the receipt by the Secretary of Special Meeting Request(s) that satisfy the requirements of this Section 2 of Article II.

(d)          Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the applicable Special Meeting Request(s); PROVIDED, HOWEVER, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

Section 3.          Notice of Meetings. Unless otherwise required by law or the Certificate of Incorporation, the notice of each annual and special meeting of the stockholders shall be in writing and signed by the Chairman of the Board of Directors or the President (or a Vice President or the Secretary or an Assistant Secretary, in each case, acting at the direction of the Chairman of the Board of Directors or the President) and shall state the date, time and the place where such meeting is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. If the meeting to be held is other than the annual meeting of stockholders, the notice shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. If the notice is mailed, it shall be directed to a stockholder at the stockholder’s address as it appears on the Corporation's record of stockholders unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for the stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the stockholder with respect to such meeting.

Section 4.          Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the stockholders, the presence in person or represented by proxy of the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote shall constitute a quorum for all purposes. If the holders of the amount of shares necessary to constitute a quorum shall fail to attend a meeting in person or by proxy, the Chairman of the Board of Directors, a majority of the members of the Board of Directors or the holders of a majority of the shares of stock present in person or represented by proxy and entitled to vote at such meeting may adjourn the meeting from time to time without further notice other than by an announcement made at the meeting. Furthermore, after a meeting has been duly organized, the chairman of the meeting may adjourn such meeting of stockholders, annual or special, from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 5.          Organization. At each meeting of the stockholders, the Chairman of the Board, if any, or in his absence or inability to act, the President, or in his absence or inability to act, any person chosen by a majority of those stockholders present or represented, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, an Assistant Secretary or any other officer appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 6.          Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 7.          Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation (a) on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or (b) if such record date has not been so fixed, then at the close of business on the day preceding the day on which notice of the meeting has been given; or (c) if notice is waived, at the close of business on the day preceding the day on which the meeting is held. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney- in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless the proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 8.          List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9.          Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or of any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

Section 10.         Consent of Stockholders in lieu of Meeting.

(a)          Stockholder Action and Request for Record Date. Subject to the Certificate of Incorporation and the other provisions of these By-Laws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the Corporation. The record date for the determination of stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 10. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Section 10. Following receipt of the notice, the Board of Directors shall have ten (10) calendar days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) calendar days after the Corporation receives such notice to fix a record date for such purpose, provided that the request is valid and fixing a record date is appropriate, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in paragraph (d) of this Section 10; except that, if prior action by the Board of Directors is required by applicable law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b)          Notice Requirements. Any stockholder’s notice required by paragraph (a) of this Section 10 must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must include the information required by Section 11(a)(iii) of Article II of these By-Laws as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, and, to the extent not otherwise required by Section 11(a)(iii) of Article II of these By-Laws, such notice must also state, (i) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the By-Laws of the Corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the Beneficial Owner(s), if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the Beneficial Owner(s), any person whom the stockholder proposes to nominate for election or appointment as a director of the Corporation pursuant to such solicitation of written consents or the proposal of other business by the stockholder, as applicable, that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Act and the rules and regulations promulgated thereunder (or any successor provision of the Act or the rules or regulations promulgated thereunder).

(c)          Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (d) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 10, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(d)          Delivery of Consents; Inspectors of Election.

(i)          Every Consent must be delivered to the Corporation by delivery to the Secretary at the principal executive offices of the Corporation. Delivery must be made by hand or by certified or registered mail, return receipt requested.

(ii)         Within five (5) business days after receipt of the earliest dated Consent delivered to the Corporation in the manner provided above or the determination by the Board of Directors that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

(iii)        Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the soliciting stockholders or their respective proxy solicitors or other designated agents. As soon as Consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the soliciting stockholders or their respective representatives or any other entity. In the event the inspectors determine that valid and unrevoked Consents representing a sufficient number of shares to approve the actions proposed to be taken by written consent have been delivered, the inspectors shall inform the Corporation and the soliciting stockholders of that determination, and in any event the inspectors shall inform the Corporation and the soliciting stockholders of the number of valid, unrevoked Consents received by the inspectors as of the close of business on the 60th day following the earliest-dated Consent delivered to the Corporation.

(e)          Challenge to Validity of Consent. Nothing contained in this Section 10 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the inspectors or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 11.         Advance Notice of Stockholder Business.

(a)          Annual Meetings.

(i)          At an annual meeting of stockholders, only nominations of persons for election to the Board of Directors or the proposal of other business to be transacted shall be conducted as shall have been properly brought before the meeting (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11(a) and continues to be a stockholder of record at the time of such meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11(a). The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters brought under Rule 14a-8 under the Act and included in the Corporation's notice of meeting) before an annual meeting of stockholders. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 11, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 11(c)(ii) of Article II of these By-Laws) and timely updates and supplements thereof in writing to the Secretary (as required by Section 11(c)(iii) of Article II of these By-Laws) and such other business must otherwise be a proper matter for stockholder action under applicable law.

(ii)         To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in this Section 11(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10 th day following the day on which such public announcement is first made by the Corporation.

(iii)        To be in proper form, a stockholder's notice to be delivered to the Secretary pursuant to Section 10, this Section 11(a) or Section 11(b) of this Article II must include the following, as applicable:

(A)         as to the stockholder giving the notice and the Beneficial Owner(s), if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth (or describe the material terms of, as the case may be): (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such Beneficial Owner(s), if any, and of their respective affiliates or associates or others acting in concert therewith (such persons, each a "Stockholder Associated Person"); (2) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Stockholder Associated Person, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder Associated Person, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Stockholder Associated Person has a right to vote any class or series of shares of the Corporation, (d) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (e) any rights to dividends on the shares of the Corporation owned beneficially by any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (g) any performance-related fees (other than an asset-based fee) that any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Stockholder Associated Person's immediate family sharing the same household, (h) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Stockholder Associated Person, and (i) any direct or indirect interest of any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (3) any other information relating to any Stockholder Associated Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Act and the rules and regulations promulgated thereunder;

(B)         if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) a brief description of such business, the reasons for conducting such business and any material interest of any Stockholder Associated Person in such business, (2) the text of the proposal or business (including the text of any resolutions or By-Law amendments proposed for consideration), and (3) a description of all agreements, arrangements and understandings between any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(C)         as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D)         with respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include a completed and signed questionnaire, representation and agreement required by Section 11(c)(ii) of this Article II.

(b)          Special Meetings. Nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders may be made by stockholders only (i) in accordance with Section 2 of this Article II or (ii) if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 11(b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11(b). The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2 of this Article II. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 11(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal office of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 11(a)(ii) of this Article II.

(c)          General.

(i)          The Corporation may require any proposed nominee to furnish to the Secretary of the Corporation such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11 and in Section 2 (in the case of a special meeting) or Section 10 (in the case of a written consent) of this Article II. No business shall be conducted except in accordance with the procedures set forth in this Section 11 and in Section 2 (in the case of a special meeting) or Section 10 (in the case of a written consent) of this Article II. The chairman of any annual or special meeting shall determine all matters relating to the conduct of such meeting, including, but not limited to, determining whether any nomination or any other item of business has been properly brought before such meeting in accordance with these By-Laws, and if the chairman should so determine and declare that any nomination or other item of business has not been properly brought before any annual or special meeting, then such business shall not be transacted at such meeting. Unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, the Corporation need not present such nominations or other business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11(c), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding the provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-laws to the Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1 or Section 2 of this Article II.

(ii)         To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11(a)(ii) of this Article II to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) agrees to comply with all policies of the Corporation as in effect from time to time and (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

(iii)        To be considered timely, any stockholder’s notice provided pursuant to this Section 11 shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual or special meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the annual or special meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the annual or special meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof.

(iv)         For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act and the rules and regulations promulgated thereunder.

ARTICLE III
Board of Directors

Section 1.          General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.          Number, Term of Office, Qualifications and Election. The number of directors of the Corporation (exclusive of any directors to be elected by any series of preferred stock, if any, voting separately as a class) shall be not less than one nor more than fifteen, and within such range the number of directors at any time shall be determined by resolution of the Board of Directors or the stockholders. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the next annual meeting. Directors need not be stockholders. Except as otherwise required by statute or the Certificate of Incorporation or these By-Laws, directors to be elected at each annual meeting of stockholders shall be elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote for the election of directors.

Section 3.          Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held or at such other time and place as the Board of Directors shall determine. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 6 of this Article III, or in a waiver of notice thereof.

Section 4.          Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

Section 5.          Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, the President or any two directors of the Corporation and shall be held at such time and at such place within or without the State of Delaware as shall be specified in the notice of meeting or waiver thereof.

Section 6.          Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of the meeting.  Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, facsimile transmission, cable, or wireless, at least twenty-four hours before the time at which such meeting is to be held or shall be mailed to each director by first-class mail postage prepaid, addressed to him at his residence, or usual place of business, at least two days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting of the Board of Directors need not state the purpose or purposes of such meeting.

Section 7.          Quorum and Manner of Acting. A majority of the number of directors constituting the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present, or if no director is present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it is the annual meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Section 11 of this Article III and Article IV of these By-Laws and as otherwise specifically authorized by resolution of the Board of Directors, the directors shall act only as a Board of Directors and the individual directors shall have no power as such.

Section 8.          Organization. At each meeting of the Board of Directors, the Chairman of the Board, if any, or, in his absence or inability to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The minutes of the meeting shall be recorded by any officer of the Corporation present and designated by such chairman.

Section 9.          Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.         Removal of Directors. Except as otherwise provided in the Certificate of Incorporation, any director may be removed, at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote for the election of directors of the Corporation at a meeting of the stockholders called and held for that purpose.

Section 11.         Vacancies. Except as otherwise required by statute or by the Certificate of Incorporation, during the intervals between annual meetings of stockholders, any vacancies and any newly created directorships resulting from an increase in the authorized number of directors of the Corporation and vacancies occurring in the Board of Directors for any reason shall be filled by a majority vote of the directors then in office, or whether or not a quorum, or by a sole remaining director, at a meeting of the Board of Directors. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office for a term expiring at the next annual meeting. Each director shall hold office for the specified term and until a successor shall be duly elected and qualified, except in the event of death, resignation or removal. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute.

Section 12.         Compensation. The Board of Directors or a committee of the Board designated by it shall have authority to fix the compensation, if any, including without limitation fees and reimbursement of expenses, of directors for services to the Corporation in any capacity; PROVIDED, HOWEVER, that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13.         Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 14.         Participation in Meetings by Telephone and Other Equipment. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE IV
Executive and Other Committees

Section 1.          Executive and Other Committees. The Board of Directors may, by a resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more directors of the Corporation, and one or more other committees, each such other committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of the Executive Committee or such other committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee, while the Board of Directors is not in session shall have and may exercise, and any such other committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors when required. All such proceedings shall be subject to revision or alteration by the Board of Directors; PROVIDED, HOWEVER, that rights of third parties shall not be prejudiced by such revision or alteration. The Board of Directors, by action of a majority of the entire Board, may at any time fill vacancies in, change the membership of, or dissolve any such committee.

Section 2.          Executive Committee – General. Regular meetings of the Executive Committee shall be held at such times and places, within or without the State of Delaware, as a majority of such Committee may from time to time by resolution determine. Special meetings of the Executive Committee may be called at the request of any member thereof and may be held at such times and places, within or without the State of Delaware, as such Committee may from time to time by resolution determine or as shall be specified in the respective notices or waivers of notice thereof. Notice of regular meetings of such Committee need not be given except as otherwise required by statute or these By-Laws. Notice of each special meeting of such Committee shall be given to each member of such Committee in the manner provided for in Section 6 of Article III of these By-Laws. Subject to the provisions of this Article IV, the Executive Committee, by resolution of a majority of such Committee, shall fix its own rules of procedure. A majority of the Executive Committee shall be present in person at any meeting of the Executive Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

Section 3.          Other Committees – General. A majority of any committee may fix its rules of procedure, determine its action, and fix the time and place, within or without the State of Delaware, of its meetings, unless the Board of Directors shall otherwise by resolution provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 6 of Article III of these By- Laws. Nothing in this Article IV shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; PROVIDED, HOWEVER, that no such committee shall have or may exercise any authority of the Board of Directors unless any action taken thereby is approved by a majority of the members thereof, each member of which is a member of the Board of Directors.

ARTICLE V
Officers

Section 1.          Number and Qualifications. The officers of the Corporation shall be a President, a Vice-President, a Treasurer and a Secretary.  Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or until he shall have been removed, as hereinafter provided in these By-Laws. The Board of Directors may from time to time elect such other officers (including a Chairman of the Board and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries) and such agents as it may deem necessary or desirable for the business of the Corporation. The Board of Directors may from time to time authorize any principal officer or committee to appoint, and to prescribe the authority and duties of, any such subordinate officers or agents. Each of such other officers and agents shall have such authority, perform such duties, and hold office for such period, as are provided in these By-Laws or as may be prescribed by the Board of Directors or by the principal officer or committee appointing such officer or agent.

Section 2.          Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.          Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors at any meeting of the Board, or, except in the case of an officer or agent elected or appointed by the Board, by any principal officer or committee upon whom such power of removal may be conferred by the Board.

Section 4.          Vacancies. A vacancy in any office, whether arising from death, resignation, disqualification, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 5.          The Chairman of the Board. The Chairman of the Board, if elected, shall, if present, preside at all meetings of the stockholders and the Board of Directors and, in general, shall have such other powers and perform such other duties as usually pertain to the office of the Chairman of the Board or as from time to time may be assigned to him by the Board of Directors. At the discretion of the Board of Directors, the Chairman of the Board, if elected, may be the chief executive officer of the Corporation and, if so appointed by the Board of Directors, shall have general and active supervision and direction over the business and affairs of the Corporation and over its officers, subject, however, to the control of the Board of Directors.

Section 6.          The President. The President shall be the chief executive officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its officers, unless the Chairman of the Board, if any, is appointed to serve as chief executive officer, in which case the President shall be the chief operating officer of the Corporation and shall have general and active supervision and direction over the ordinary business operations and affairs of the Corporation and over its officers, subject, however, to the supervision and direction of the Chairman of the Board, if any, who is also the chief executive officer of the Corporation, and to the control of the Board of Directors. He shall, if present, in the absence or inability to act of the Chairman of the Board, preside at meetings of the stockholders and at meetings of the Board of Directors. In general, the President shall have such other powers and perform such other duties as usually pertain to the office of the President and chief executive officer or chief operating officer, as the case may be, or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board, if any.

Section 7.          Vice Presidents. Each Vice President shall have such powers and perform such duties as usually pertain to his office or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President. If there is more than one Vice President, they shall be ranked in an order designated by the Board of Directors or failing such designation, the Vice Presidents will be deemed to be ranked by the Board of Directors on the order of their election as set forth in the resolution or resolutions of the Board of Directors providing for their election. During the absence of the President or his inability to act, the Vice President, or, if there is more than one Vice President, the highest ranking Vice President designated or deemed designated by the Board of Directors, shall exercise the powers and perform the duties of the President, subject to the direction of the Board of Directors or the Chairman of the Board, if any.

Section 8.          Treasurer. The Treasurer shall:

(a)          have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)          keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

(c)          cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board of Directors;

(d)           receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e)           disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

(f)           render to the Chairman of the Board, if any, the President, the Board of Directors or any committee thereof, whenever required, an account of the financial condition of the Corporation and of his transactions as Treasurer; and

(g)          in general, have such other powers and perform such other duties as usually pertain to the office of Treasurer or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President.

Section 9.          Assistant Treasurers. At the request of the Treasurer or in the case of his absence or inability to act, the Assistant Treasurer, or if there be more than one, the Assistant Treasurer designated by the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if any, or the President, shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. In general, each Assistant Treasurer shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the President or the Treasurer.

Section 10.         The Secretary. The Secretary shall:

(a)          keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders;

(b)          see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)          be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)          see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)          in general, have such other powers and perform such other duties as usually pertain to the office of Secretary or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President.

Section 11.         Assistant Secretaries. At the request of the Secretary or in case of his absence or inability to act, the Assistant Secretary, or if there be more than one, the Assistant Secretary designated by the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if any, or the President shall perform all the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. In general, each Assistant Secretary shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the President or the Secretary.

Section 12.         Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond for the faithful performance of his duties, for such term and in such amount and with such surety or sureties as the Board may require.

Section 13.         Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors or a committee of the Board designated by it, and no officer of the Corporation shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE VI
Checks, Drafts, Bank Accounts Etc.

Section 1.          Checks, Drafts etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by such person or persons and in such manner as shall from time to time be authorized by the Board of Directors.

Section 2.          Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

Section 3.          General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with provisions of these By-Laws, as it may deem expedient.

Section 4.          Proxies in respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, if any, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing in the name of the Corporation as such holder to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name of or on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VII
Shares and their Transfer; Examination of Books

Section 1.           Stock Certificates. Shares of stock of the Corporation may be represented by stock certificates or may be uncertified, in such form as shall be approved by the Board of Directors.  The certificated shares of stock of the Corporation shall certify the number and class of shares of stock of the Corporation owned by each stockholder and the respective classes of stock shall be numbered in order of their issue and shall be signed in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2.          Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

Section 3.          Transfers of Shares. Transfers of shares of stock of the Corporation shall be:

(a)           made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon; or

(b)           in the case of the uncertificated shares of stock, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares of stock, or from a duly authorized agent or attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

Section 4.          Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5.          Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board of Directors may, in its discretion, require such owner or his legal representatives to give the Corporation and/or any agent of the Corporation designated by it a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation and/or such agent against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

Section 6.          Stockholder’s Right of Inspection. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 7.          Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting subject to the provisions of Section 10 of Article II of these By-Laws, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII
Dividends

Section 1.          Board Approval. Subject to the provisions of applicable law or of the Certificate of Incorporation relating thereto, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to applicable law and the Certificate of Incorporation.

Section 2.          Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for re pairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall determine to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX
Indemnification

Section 1.          Right to Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim,  action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

Section 2.          Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who is, was or may become an officer, director, employee, agent, attorney or representative of the Corporation or, at the request of the Corporation, an officer, director, employee, agent, attorney or representative of another corporation or entity, against any expense, liability or loss asserted against him or incurred by him in connection with any Proceeding in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the provisions of Article TENTH of the Certificate of Incorporation or this Article IX or otherwise. The Corporation may enter into contracts with any director, officer, employee, agent, attorney or representative of the Corporation, or any person serving as such at the request of the Corporation for another corporation or entity, in furtherance of the provisions of this Article IX and may create a trust fund, rant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification of any person entitled thereto.

Section 3.          Indemnification; Not Exclusive Right. The right of indemnification provided in this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of Incorporation or By-Laws or agreement or otherwise. The provisions of this Article IX shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article IX and shall be applicable to all Proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article IX. No amendment or repeal of any provision of this Article IX shall remove, abridge or adversely affect any right of indemnification or any other benefits of the Indemnitee under the provisions of this Article IX with respect to any Proceeding involving any act or omission which occurred prior to such amendment.

Section 4.          Advancement of Expenses, Procedures, Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the provisions of the Certificate of Incorporation or the foregoing provisions of this Article IX, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under the Certificate of Incorporation or this Article IX:

(a)          Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expense pursuant to this Article IX.

(b)          Procedure for Determination of Entitlement to Indemnification.

(i)          To obtain indemnification, an Indemnitee shall submit to the President or Secretary of the Corporation a written request, including documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The President or Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(ii)         The Indemnitee’s entitlement to indemnification shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined) (or the Disinterested Director, if only one); (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) there is no Disinterested Director or a majority of the Disinterested Directors (or the Disinterested Director, if only one) so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors (or the Disinterested Director, if only one) determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination); or (D) as provided in Section 4(c) of this Article IX.

(iii)        In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii) of this Article IX, a majority of the Disinterested Directors (or the Disinterested Director, if only one) shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; PROVIDED, HOWEVER, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

(c)          Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article IX, the Indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i) of this Article IX, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the per son or persons empowered under Section 4(b) of this Article IX to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification. With regard to the right to indemnification for expenses, if and to the extent that the Indemnitee has been successful on the merits or otherwise in any Proceeding, or if and to the extent that the Indemnitee was not a party to the Proceeding or if a Proceeding was terminated without a determination of liability on the part of the Indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the Indemnitee with respect to a claim, issue or matter therein, the Indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be diminished by any determination which may be made pursuant to Sections (4)(b)(ii)(A), (B) or (C). In either case,  the Indemnitee shall be entitled to such indemnification, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee’s sole option, arbitration (as provided in Section 4(d)(i) of this Article IX). The termination of any Proceeding described in Section 1 of this Article IX, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the Indemnitee is not entitled to indemnification.

(d)          Remedies of Indemnitee

(i)          In the event that a determination is made pursuant to Section 4(b) of this Article IX that the Indemnitee is not entitled to indemnification under this Article IX, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (B) any such judicial proceedings or arbitration shall be DE NOVO and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proof that the Indemnitee is not entitled to indemnification under this Article IX.

(ii)         If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this Article IX, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee’s sole option, arbitration (as provided in Section 4(d)(i) of this Article IX). In the event that (C) advancement of expenses is not timely made pursuant to Section 4(a) of this Article IX or (D) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c) of this Article IX, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”), PROVIDED, HOWEVER, that if the Indemnitee shall elect, at his sole option, that such dispute shall be determined by arbitration (as provided in Section 4(d)(i) of this Article IX), the Corporation shall proceed by such arbitration. In any such enforcement or other proceeding or action in which whether a Disqualifying Event has occurred is an issue, the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii)        The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this Article IX.

(iv)         In the event that the Indemnitee, pursuant to this Article IX, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article IX, or is otherwise involved in any adjudication or arbitration with respect to his right to indemnification, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e)          Definitions for purposes of this Section 4.

(i)          “Change in Control” means a change in control of the ultimate corporate parent of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation l4A promulgated under the Act as such item was in effect on November 1, 1992, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(ii)         “Disinterested Director” means a director of the Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iii)        “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article IX.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article IX.

Section 5.           Acts of Disinterested Directors. Disinterested Directors considering or acting on any indemnification matter under this Article IX or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise. In the event Disinterested Directors consider or take action as the Board of Directors, one-third of the total number of directors shall constitute a quorum.

Section 6.          Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE X
Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI
Seal

The Board of Directors shall provide a corporate seal, which shall be circular in form and bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and the year thereof.

ARTICLE XII
Amendments

Except as otherwise provided in the Certificate of Incorporation, these By-Laws may be amended or repealed or new By-Laws may be adopted only by action of not less than the holders of a majority of the shares of stock outstanding and entitled to vote thereon or a majority of the entire Board of Directors.

ARTICLE XII

Gaming Regulatory Compliance Matters

Section 1.             Duty to Cooperate with Requirements Imposed by Gaming Regulatory Authorities. The Corporation and/or its subsidiaries or affiliates will be required to be licensed by, or obtain other regulatory approvals from Gaming Regulatory Authorities in various jurisdictions in which it or they undertake business activities pursuant to applicable Gaming Laws. Directors, Officers and managers of the Corporation, and in some instances, stockholders whose ownership interests exceed certain thresholds established by Gaming Laws, similarly may be required to be licensed by, qualified, or obtain other regulatory approvals from Gaming Regulatory Authorities. In order to obtain the requisite licenses or other regulatory approvals needed by the Corporation and/or its subsidiaries or affiliates, Directors, Officers, managers and, in some instances, stockholders may be required to disclose private, personal, financial or otherwise confidential information about themselves, their respective family members and business associates to representatives of any Gaming Regulatory Authority in which the Corporation is licensed, or seeking licensure. Accordingly, all Directors, Officers, managers and stockholders, to the extent that they are required to do so under applicable Gaming Laws, of the Corporation must: (a) cooperate fully in assisting the Corporation, and/or its subsidiaries or affiliates, in complying with all Gaming Laws, including but not limited to supplying all information necessary to complete and executing any personal history disclosure forms, personal financial disclosure forms and other application documents or affidavits requested by any applicable Gaming Regulatory Authority, and cooperating with all background investigations, and complying with any other gaming licensing or permitting requirements to which the Corporation, and/or its subsidiaries or affiliates may be subject; (b) use commercially reasonable efforts to obtain and maintain all required regulatory approvals from applicable Gaming Regulatory Authorities as soon as reasonably practicable following a request to do so by the Board, and shall timely comply with all filing deadlines, document and information requests and other requirements imposed by such applicable Gaming Regulatory Authority; and, (c) comply with all applicable restrictions on participating in lobbying activities and governing the provision or making of political contributions.

Section 2.             Definitions.

(a)           “Gaming Laws” means any and all laws, rules or regulations pursuant to which any Gaming Regulatory Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction, including, but not limited to, the New Jersey Casino Control Act and regulations promulgated thereunder, as well as any laws, rules or regulations applicable to (a) inventing, developing, manufacturing, distributing, licensing, operating and servicing (i) interactive computer casino games, whether network-driven or non-networked; (ii) game linked computer products designed to enhance services provided by casino gaming operators to customers with computer game platforms; (iii) casino games, including but not limited to stand-alone, video, multi-line slot machine games; (b) supplying and maintaining casino computers and related peripheral equipment, or (c) any subsequent extension or development of the Corporation’s gaming business.

(b)           “Gaming Regulatory Authority” means, collectively, those international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other governmental, regulatory, administrative and licensing authorities, agencies, commissions, boards, tribunals, bodies and officials responsible for or involved in the regulation of gaming or gaming activities or the ownership of an interest in any licensee that conducts gaming in any jurisdiction, including within the State of New Jersey, the New Jersey Division of Gaming Enforcement (“DGE”) and the New Jersey Casino Control Commission (“CCC”).

(c)           A “Stockholder Regulatory Event” shall occur if a Gaming Regulatory Authority informs the Board, or the Board, as a result of communication or action by any Gaming Regulatory Authority, determines in its sole discretion, that any stockholder, or person required to be licensed, qualified or obtain another regulatory approval, is for whatever reason:

(i)                   unsuitable to be a stockholder or economic participant in the Corporation, or is likely to be found unsuitable by any Gaming Regulatory Authority;

(ii)                 not licensed as a result of any denial, suspension, revocation, non-renewal, judicial determination or other circumstance;

(iii)                not capable of having the review of its license application completed within a reasonable period of time based upon suspension of the license application process, or other administrative action taken by any Gaming Regulatory Authority;

(iv)               the holder of a license that is subject to any condition, restriction or other limitation which the Board, in its sole discretion, determines may have a material adverse impact on the Corporation’s business operations;

(v)                 disqualified as a holder of interests in shares of the Corporation; or,

(vi)               otherwise likely to impair, restrict or disqualify the Corporation, or any of its subsidiaries or affiliates from obtaining or maintaining licenses or permits or other governmental approvals it may need in conjunction with its operations.

Section 3.             Suspension of Rights and Divestiture of Shares Upon Occurrence of a Stockholder Regulatory Event.

(a)          Suspension of Rights of Stockholders. If at any time the Board, in its sole discretion, determines that a Gaming Regulatory Event has occurred, the Corporation may at any time, by written notice (“Stockholder Regulatory Event Notice”) to the holder(s) of any interest(s) in any shares (“Relevant Shares”) in the Corporation to whom a Stockholder Regulatory Event relates (or to whom the Board reasonably believes it to relate), in its sole discretion with immediate effect (or with effect from such date as specified in such Stockholder Regulatory Event Notice), suspend one or more of the following rights attaching to such Relevant Shares:

(i)             the right to attend and speak at meetings of the Corporation and to vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or to demand and vote on a poll exercisable in respect of any Relevant Shares;

(ii)            the right to receive payment or distribution (whether by way of dividend or otherwise) in respect of any Relevant Shares; and

(iii)           the right to the issue of further shares or other securities in respect of the Relevant Shares.

(b)          Required Divestiture of Shares. If at any time the Board determines that a Stockholder Regulatory Event has occurred it may, in its absolute discretion at any time, by written notice (“Divestiture Notice”) to a holder of any interest(s) in any shares in the Corporation to whom the Stockholder Regulatory Event relates (or to whom the board reasonably believes it to relate), require the recipient of the Divestiture Notice or any person named therein as interested in (or reasonably believed to be interested in) shares of the Corporation to divest of such number of shares as is specified in the Divestiture Notice (“Divestiture Shares”) and for evidence in a form reasonably satisfactory to the Board that such divestiture shall have been effected to be supplied to the Corporation within fourteen (14) days from the date of the Divestiture Notice or within such other period as the Board shall (in its sole discretion) consider reasonable. The Board may withdraw a Divestiture Notice so given whether before or after the expiration of the period referred to therein if it appears to the Board that the ground or purported grounds for its service do not exist or no longer exist.

(c)          Right to Sell Divestiture Shares. If a Divestiture Notice is not complied with in accordance with its terms or is otherwise not complied with to the satisfaction of the Board within the time specified and has not been withdrawn, the Corporation shall, on the direction of the Board in its sole discretion, be entitled, so far as the Corporation is able, to divest (or procure the divestiture) of the Divestiture Shares to any third party at the highest price reasonably obtainable in the circumstances and shall give written notice of any such disposal to those persons on whom the Divestiture Notice was served or, in the alternative should the Board in its absolute discretion determine and subject to all applicable law and regulation, the Corporation itself may acquire all or some of the Divestiture Shares. Any such divestiture by the Corporation shall be completed as soon as reasonably practicable after the expiry of the time specified in the Divestiture Notice and, in any event, within ninety (90) days after the expiration of the time specified in the Divestiture Notice provided that a disposal may be suspended during any period when dealings by the Directors in the Company’s shares are not permitted by applicable law or regulation but any disposal of Divestiture Shares so suspended shall be completed within thirty (30) days after the expiry of the period of such suspension.

(d)          Non-Liability for Sale of Divestiture Shares. Neither the Corporation nor any Director, Officer, manager, employee or agent of the Corporation shall be liable to any stockholder or any person having any interest in Divestiture Shares divested in accordance with this provision. In the event that a stockholder or other person having any interest in Divestiture Shares divested in accordance with this provision initiates legal proceedings to enjoin the Corporation from selling Divestiture Shares, or to recover damages allegedly sustained in relation to, or as a consequence of, the sale of Divestiture Shares, the stockholder or other person(s) initiating legal proceedings shall be obligated to reimburse the Corporation for its attorneys’ fees and other expenses incurred in connection with said proceedings.